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                                                             Page 43 of 87 Pages

                                                                       Exhibit 3

                             EXECUTIVE OFFICERS AND
                     MEMBERS OF THE CONSEIL D'ADMINISTRATION
                                       OF
                        AXA ASSURANCES I.A.R.D. MUTUELLE



         The names of the Members of the Conseil d'Administration and of the Executive Officers of AXA Assurances I.A.R.D. Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Assurances I.A.R.D. Mutuelle at 370, rue Saint Honore, 75001 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Assurances I.A.R.D. Mutuelle and each individual is a citizen of the Republic of France.

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Claude Bebear                Chairman of the Supervisory Board, AXA; Chairman
                                and CEO, Finaxa

*  Henri de Castries            Chairman of the Management Board, AXA; Vice
   AXA                          Chairman of the Board of Directors, Finaxa;
   25, avenue Matignon          Chairman of the Board, AXA Financial, Inc.
   75008 PARIS

*  Jean-Pierre Chaffin          Chairman, AXA Assurances Vie Mutuelle and AXA
   Representing ASSSE           Courtage Assurance Mutuelle
   Federation de la
   Metallurgie CFE-CGC
   5, rue La Bruyere
   75009 PARIS

*  Francis Cordier              Retired

*  Jean-Rene Fourtou            Permanent Representative to the Board of
   Aventis                      Directors; Member of the Supervisory Board, AXA;
   67000 Strasbourg             Chairman and Chief Executive Officer, Vivendi
                                Universal (global media and communications company); Chairman of the Management Board, Aventis; Chairman of the Management Board,
                                Vivendi Environment and Group Canal +




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                                                             Page 44 of 87 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
Jean-Laurent Granier            Vice General Manager; Vice General Manager, AXA
                                Assurances Vie Mutuelle and AXA Conseil Vie
                                Assurance Mutuelle

*  Henri Lachmann               Chairman and Chief Executive Officer, Schneider
   SCHNEIDER Electric           Electric (electric equipment)
   64-70, Av. Jean-Baptiste
   Clement
   92646 BOULOGNE CEDEX

*  Octave Manset                Communications Manager, BMW France (auto
   BMW France                   manufacturer)
   78886 St. Quentin en Yuelynes

*  Francois Pierson             Vice Chairman of the Management Board and
   Tour AXA                     Executive Officer, AXA; Chairman, CEO, AXA
   1, place des Saisons         France Assurance; CEO and Director, Mutuelles
   92083 PARIS LA DEFENSE       AXA; Member of the Management Board, AXA
                                Assurances Vie Mutuelle; Executive Officer, AXA
                                Conseil I.A.R.D.

*  Jean de Ribes                Manager
   Fortuny Fortune
   Conseil
   5 avenue Percier
   75008 PARIS

*  Francois Richer              Retired

*  Georges Rousseau             Retired

*  Francis Vaudour              Retired

*  Pierre de Waziers            General Manager, Societe Gramond (business
   Societe Gramont              consulting)
   25 rue Sainte Lucie
   75018 Paris, FRANCE


----------
*    Member, Conseil d'Administration




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